                                                                    Exhibit 10.2

                               PRECEDENT AGREEMENT
                                     BETWEEN
                  KINDER MORGAN INTERSTATE GAS TRANSMISSION LLC
                                       AND
                                NEDAK ETHANOL LLC

     This Precedent Agreement  ("Precedent  Agreement") is made and entered into this  27th  day  of  September,  2007,  between  Kinder  Morgan  Interstate  Gas
Transmission LLC  ("Transporter"),  a Colorado limited  liability  company,  and
Nedak Ethanol LLC  ("Shipper").  Each of  Transporter  and Shipper are sometimes referred to herein individually as a "Party" and collectively as the "Parties."

                                    RECITALS:

     WHEREAS, Transporter is developing plans to construct and operate, pursuant to its Part 157  blanket  facility  certificate  authority,  certain  additional facilities  on its  existing  mainline to be located  upstream of Grand  Island,
Nebraska  ("Grand  Island"),  which  are  referred  to  herein  as the  Capacity
Expansion   Project   and  which  will   create   additional   long-haul,   firm
transportation  capacity on Transporter's  system upstream of Grand Island.  The
Capacity Expansion Project will include the installation of additional  mainline facilities  consisting of 16-inch  diameter pipe from an  interconnect  with the
Trailblazer  Pipeline system to an interconnection  with Transporter's  existing facilities  near  Grand  Island,  or such  size  and  length  as  determined  by
Transporter,  and potential  related  compressor  facility  modifications,  with transportation capacity of up to about 35,000 Dth/day; and

     WHEREAS,  the facilities  and capacities  described may change based on the final project design, shipper commitments or regulatory requirements; and

     WHEREAS,  Transporter conducted an open season soliciting  non-binding bids from shippers, including ethanol plants, and, as a result, Shipper has expressed interest in obtaining service from Transporter to its plant; and

     WHEREAS,  the commitment  provided by Shipper via this Precedent  Agreement and  potentially  other  similar  agreements  will be used  as  support  for the construction and operation of the Capacity Expansion Project; and

     WHEREAS,  Transporter  is willing to  continue  its  efforts to develop the
Capacity  Expansion  Project and to proceed with  obtaining all of the necessary governmental  authorizations to construct and acquire the required facilities or capacities,  provided that  Transporter  receives  sufficient  commitments  from prospective shippers; and

     WHEREAS,  this  Precedent  Agreement  has been  executed as evidence of the agreement  between  Transporter  and  Shipper  that,  upon  satisfaction  of the conditions  precedent  set forth below,  the parties will enter into one or more
Firm  Transportation  Service  Agreements  (each a  "FTSA")  providing  for firm interstate natural gas transportation  service to be provided by Transporter for
Shipper;

     NOW,  THEREFORE,  in  consideration  of the mutual  covenants and agreement contained  herein,  and intending to be legally bound,  Transporter  and Shipper agree as follows:

1.   Effective Date and Term

     This Precedent Agreement shall become effective as of the date first stated
above and, except as provided in Section 6(c),  shall remain in effect until the earlier  of:  Shipper's  or  Transporter's  exercise of its  termination  rights pursuant to this  Precedent  Agreement,  as provided in Section 8 below,  or the effective date of the FTSA.

2.   Services

     Transporter  agrees to work in good  faith  using  commercially  reasonable efforts to file for, and diligently pursue any requisite FERC  Authorization for the  construction  and  operation  of  the  Capacity  Expansion  Project  and as described in this  Precedent  Agreement and to provide  Shipper,  as conditioned herein, with firm transportation service as set forth on the attached Appendices
A and B. The  construction  and  operation of these  interstate  facilities  are subject to the  jurisdiction of the FERC, and subject to FERC and other federal, state and local permits and approvals.

3.   Rates and Facility Reimbursement Charge

     Shipper  acknowledges  that, in connection with  contracting for service on the  Capacity  Expansion  Project,  it has  made an  election,  as set  forth on
Appendix A, for service in  Transporter's  East Rate Zone - North/PXP  Area,  to
either (i) pay the Maximum Recourse Reservation Rate for firm service under each
FTSA; or (ii) to pay a Fixed Negotiated  Reservation Rate for firm service under each FTSA. Shipper acknowledges that it has made an additional election,  as set forth on Appendix A,  related to the  recovery by  Transporter  of  construction costs  for the  Capacity  Expansion  Project,  to pay a fixed  monthly  facility reimbursement charge per dekatherm of Shipper's Contract MDQ pursuant to Section
5.3(a) of Transporter's Rate Schedule FT ("Facility  Reimbursement  Charge") for
each month  during the initial  primary term of the FTSA , in order to reimburse
Transporter  in full for Shipper's pro rata share of the costs to Transporter of constructing and installing the Capacity Expansion Project;  provided,  however, that Shipper,  at its sole discretion,  may elect at any time during the initial primary  term of the  FTSA to pay  Transporter  the sum of the  then-outstanding monthly Facility Reimbursement Charges for the remainder of such initial primary term. Upon

Transporter's receipt of any such payment by Shipper, Shipper shall no longer be required to pay Transporter the Facility Reimbursement Charge. The rates elected by Shipper for service in Transporter's East Rate Zone - North/PXP Area, and the
amortized  unit  amount of the  Facility  Reimbursement  Charge to  recover  the construction  costs for the  Capacity  Expansion  Project,  are each  separately applicable and additive to one another.

     If Shipper shall have opted to pay a Fixed Negotiated  Reservation Rate, as described on Appendix A, for service in Transporter's East Rate Zone - North/PXP
Area,  such Fixed  Negotiated  Reservation  Rate shall be  applicable to service under the affected FTSA during the entire primary term of such FTSA,  regardless of any otherwise applicable maximum rate; provided that the applicability of the
Fixed  Negotiated  Reservation  Rate or any other rate assumes that receipts and deliveries under the FTSAs will be made at the prevailing operating pressures of
Transporter's  facilities,  and that the  agreed-to  rate  does  not  cover  any non-conforming  quality or pressure requirement at any receipt or delivery point unless caused by Transporter or any third party shippers.

     Regardless  of which form of  reservation  rate Shipper shall have opted to pay, the Commodity Rate,  Fuel,  Lost and Unaccounted for Gas ("FL&U"),  ACA and
any other additional  authorized  charges or surcharges will be applied pursuant to KMIGT's  FERC  approved  Gas  Tariff,  as in effect  from  time-to-time  (the
"Tariff").  Shipper  understands  and agrees that the  Facilities  Reimbursement
Charge applicable  pursuant to Section 5.3 of Transporter's  Rate Schedule FT is
not subject to any maximum rate or charge set forth in Transporter's Tariff.

4.   Quantity, Receipt and Delivery Points

     The contract Maximum Daily Quantity ("MDQ"),  the Primary Receipt Point(s),
the Primary  Delivery  Point(s),  and primary  terms  elected by Shipper are set forth on the attached  Appendix A (subject to the minimum term  requirements set forth in  Appendix  A).  Shippers  may elect  MDQ's that  increase  over time on
Appendix A that  increase  at  specified  times to  specific  levels.  Secondary
Receipt and Delivery Points will be made available pursuant to the Tariff.

5.   Conditions Precedent

     Performance by Transporter of the duties and  obligations  assumed by it in this  Precedent  Agreement  are expressly  subject to the  following  conditions precedent:

     (a)  All appropriate and final governmental  approvals and other applicable authorization  must be obtained  and  maintained  on terms  reasonably acceptable to Transporter,  including approval of construction,  rates and terms and conditions of service; and

     (b)  All  rights-of-way  and  other  surface  rights  required  to site and maintain the pipeline facilities along the route described herein must be  obtained  and

          maintained   on  terms  and   conditions   reasonably   acceptable  to
          Transporter; and

     (c)  Sufficient firm capacity  subscription must exist at acceptable rates, in  Transporter's  sole  discretion,  to  proceed  with  the  Capacity
          Expansion Project; provided, however, that this condition shall expire on the date of receipt by Transporter of an acceptable  Certificate or otherwise applicable authorization for the Capacity Expansion Project, if Transporter has not otherwise  terminated this Precedent  Agreement on or before such date; and

     (d)  Shipper  shall  have  complied  with  all  its  material   obligations
          hereunder and under any FTSA then in effect.

6.   Shipper's Obligations

     (a)  Shipper  agrees that it will execute the FTSA(s)  consistent  with the form of Service  Agreement as  contained  in Appendix B hereto  within five (5) business days after tender by  Transporter.  The FTSA(s) will
          reflect  the  receipt  points,  delivery  points,  term(s),   rate(s),
          Facility Reimbursement Charge, and MDQ(s) described herein.

     (b)  Upon request by Transporter,  Shipper agrees to reasonably support any notification, tariff filing, application or certificate filing made to the  FERC or any  other  governmental  body to  obtain  any  necessary authorizations  to construct,  own and operate the Capacity  Expansion
          Project or to provide services as set out herein; and

     (c)  Shipper  shall  provide  sufficient  evidence of credit  worthiness as reasonably  determined by Transporter in accordance with the standards set forth in Appendix C. Shipper  shall have and maintain  such credit
          or  provide  assurances  ("credit   support"),   as  are  required  by
          Transporter  in  its  reasonable  discretion,   to  satisfy  Shipper's
          financial obligations under the FTSA(s),  including without limitation
          the  Facility   Reimbursement  Charge,  which  may  result  from  this
          Precedent  Agreement.   Such  credit  support  shall  consist  of  (i)
          prepayment  of value or letter of credit in the amount of 36 months of
          Shipper's reservation charges, resulting from the MDQ and rates stated
          herein;  (ii)  a  guarantee  in  form  and  substance   acceptable  to
          Transporter  from an  entity  which  meets  the  credit  standards  of
          Appendix C and is otherwise  acceptable to Transporter;  or (iii) such other credit  assurances as Transporter  may require.  Such assurances shall be provided by Shipper  within 5 business  days of the Effective date of this Precedent Agreement.

          The creditworthiness requirements of this Section 6 and in Appendix C,
          including  without   limitation  all   creditworthiness   requirements
          pertaining to the Facility  Reimbursement  Charge,  shall apply to any assignment  (in whole or in part) of this  Precedent  Agreement or the
          FTSA(s) or to any permanent  release,  in whole or in part, of an FTSA and shall survive termination of this Precedent Agreement.

     (d)  The Project  contemplates  capacity expansion on Transporter's  system and does  not  incorporate  transportation  capacity  on any  upstream pipeline  to  facilitate  transportation.  Shipper  agrees  that it is
          Shipper's  responsibility  to obtain gas supply at the primary receipt points or secondary  receipt points on  Transporter's  system and that obtaining  such  gas  supply  is not a  condition  precedent  to  this
          Agreement.

7.   Timing

     KMIGT agrees to work in good faith using commercially reasonable efforts to complete  the Project and to provide to Shipper firm  transportation  service as set forth herein no later than October 31, 2008,  subject to the  Conditions  to
KMIGT's Obligations set forth in Section 5 above. If KMIGT is unable to commence the service as  contemplated  hereunder by October 31, 2008,  KMIGT will proceed with due  diligence and in good faith to commence the service for Shipper at the earliest practicable date thereafter.

8.   Termination Rights

     (a)  Shipper  shall have the right to terminate  this  Precedent  Agreement with no  liability  to  Transporter  by  giving  Transporter  at least fifteen (15) days advance  written notice (which notice must be given,
          if  at  all,   within  twenty  (20)  days  after  the   occurrence  or
          non-occurrence of the relied upon event) in the event: (i) Transporter has  failed  to file  for any  requisite  FERC  Authorization  for the
          Capacity   Expansion   Project  by  no  later  than  April  30,  2008.
          Transporter  shall  provide  Shipper with  written  notice of any such filing;  or (ii) any FTSA  tendered  by  Transporter  to  Shipper  for execution  pursuant to the terms of this Precedent  Agreement reflects an MDQ which is less than the MDQ set forth in Appendix A hereto;

     (b)  Transporter shall have the right to terminate this Precedent Agreement with no  liability  to Shipper  by giving  Shipper  fifteen  (15) days advance  written notice (which notice must be given, if at all, within twenty (20) days after the occurrence or  non-occurrence of the relied upon event); provided that notice under this Section 8(b) may be given at any time while Shipper shall be in default of its obligations under
          Section 6(c), in the event:

          i.   FERC shall attach  conditions to the FERC  Authorization  for the
               Capacity  Expansion  Project,  or  impose  conditions   requiring
               subsequent compliance filings which, in Transporter's  reasonable judgment, are unacceptable.

          ii.  Transporter has not received the necessary FERC Authorization for the Capacity Expansion Project by no later than November 1, 2008.

          iii. Shipper  fails to  comply  with any of its  material  obligations hereunder.

          iv.  Shipper  fails to comply  with its  obligation  stated in Section
               6(c) above.

     (c)  In the event Transporter  terminates this Precedent  Agreement for any reason  other than that  stated at Section  8(b) iv above,  concurrent with such termination,  Transporter shall return to Shipper any credit support provided by Shipper under Section 6 above.

9.   Authorities

     This  Precedent  Agreement  and the  performance  hereof are subject to all
present  and  future  applicable  valid  laws,  orders,  decisions,   rules  and
regulations of duly constituted  governmental  authorities  having  jurisdiction over the  provision  of natural  gas  transportation  service in the  interstate commerce  of the United  States of America  ("governmental  authority").  Should either  of the  parties,  by force of any such  law,  order,  decision,  rule or regulation,  at any time during the term of this Precedent  Agreement be ordered or required to do any act inconsistent with the provisions hereof,  then for the period  during which the  requirements  of such law,  order,  decision,  rule or regulation are applicable,  this Precedent Agreement shall be deemed modified to conform with the requirement of such law, order,  decision,  rule or regulation;
provided,  however,  nothing herein shall alter,  modify or otherwise affect the respective rights of the parties to terminate this Precedent Agreement under the terms and conditions hereof.

10.  Assignment

     This  Precedent  Agreement may be assigned by  Transporter  to a wholly- or partially-owned affiliate, special purpose joint venture,  partnership, or other affiliated entity, including a parent company or partnership; provided that such assignee shall have credit or credit support equivalent to the higher of that of
Transporter or its guarantor.  Shipper may assign this Precedent  Agreement,  in its  entirety  only,  and any  associated  FTSA(s)  to any single  entity  which satisfies  the  credit  worthiness  standards  set forth in  Appendix  C, in the
Tariff,  and/or in Sections 6 and 8 herein,  as well as all credit  requirements pertaining to the Facility Reimbursement Charge. Once the Project is in-service,
Shipper may release its capacity pursuant to the General Terms and Conditions of the Tariff, provided that Shipper shall continue to be solely responsible for payment of the Facility  Reimbursement  Charge unless  Transporter has agreed in writing to a permanent release of all of Shipper's capacity.  In the case of any other  proposed  assignment  of this  Precedent  Agreement,  prior  approval  of
Transporter  is required,  which approval  shall not be  unreasonably  withheld.
Notwithstanding the foregoing,  any Party to this Precedent Agreement may assign this Precedent  Agreement and its rights  hereunder as security for indebtedness or other obligations, and each Party hereby agrees to timely execute and deliver such documents and  certificates  as are  reasonably  requested by the assigning
Party or its lenders in connection with any such  collateral  assignment and are reasonably acceptable to the non-assigning Party.

11.  Representations and Warranties

     Each Party represents and warrants to each other as follows:

     (a)  Such Party is duly  organized,  validly  existing and in good standing under the laws of its  jurisdiction  of  organization,  and is in good standing  in each other  jurisdiction  where the failure to so qualify would have a material  adverse  effect upon the  business or financial condition of such Party.

     (b)  The execution, delivery and performance of this Precedent Agreement by such Party does not and will not require the consent of any trustee or holder of any  indebtedness,  or be  subject to or  inconsistent  with other obligations of such Party under any other agreement.

     (c)  This Precedent  Agreement has been duly executed and delivered by such
          Party. This Precedent Agreement  constitutes the legal, valid, binding
          and   enforceable   obligation   of  such   Party,   except   as  such
          enforceability    may   be   limited   by   bankruptcy,    insolvency,
          reorganization,   moratorium   or  other   similar   laws  of  general
          application  relating to or affecting  creditor's rights generally and by general equitable principles.

     (d)  No  governmental  authorization,  approval,  order,  license,  permit, franchise or consent, and no registration,  declaration or filing with any  governmental  authority  is required on the part of such Party in
          connection   with  the  execution  and  delivery  of  this   Precedent
          Agreement,  although  it is  subject  to  the  necessary  governmental approvals specified herein for its effectuation.

     (e)  Except as otherwise  disclosed  by  Shipper's  parent in its Form 10-K most recently filed with the Securities and Exchange Commission, there is no pending or, to the best of such  Party's  knowledge,  threatened action or proceeding affecting such Party before any court, government
          authority  or  arbitrator   that  could   reasonably  be  expected  to
          materially and adversely affect the financial  condition or operations of such Party or the ability of such Party to perform its  obligations hereunder,  or that  purports  to affect

          the legality,  validity or enforceability of this Precedent  Agreement or would otherwise hinder or prevent performance hereunder.

12.  Choice of Law

     AS TO ALL  MATTERS  OF  CONSTRUCTION  AND  INTERPRETATION,  THIS  PRECEDENT
AGREEMENT SHALL BE INTERPRETED,  CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE
OF COLORADO, WITHOUT REGARD TO THE CHOICE OF LAW RULES OF THAT STATE.

13.  Limitation of Liability

     NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY UNDER THIS PRECEDENT  AGREEMENT
OR UNDER ANY OF THE FTSA(S) OR OTHER AGREEMENTS TO BE EXECUTED  PURSUANT TO THIS
PRECEDENT  AGREEMENT FOR ANY  INDIRECT,  INCIDENTAL,  PUNITIVE OR  CONSEQUENTIAL
DAMAGES OF ANY NATURE,  OR FOR ANY LOST PROFITS,  HOWEVER ARISING,  EVEN IF SUCH
PARTY HAS BEEN MADE AWARE OF THE  POSSIBILITY  OF SUCH DAMAGES OR LOST  PROFITS.
THIS PROVISION SHALL SURVIVE THE TERMINATION OF THIS PRECEDENT AGREEMENT.

14.  Further Assurance

     Transporter and Shipper shall enter into such additional  agreements as may be necessary in furtherance of this Precedent Agreement.

15.  Counterparts

     This Agreement may be executed in one or more counterparts,  each of which, when executed and delivered  including by facsimile,  shall be an original,  but all of which together shall constitute but one and the same instrument.

16.  Confidentiality

     Each Party and its  respective  agents,  employees,  affiliates,  officers, directors, attorneys, auditors and other representatives shall keep and maintain this Precedent Agreement and the individual provisions hereof in confidence, and shall  not  transmit,  reveal,  disclose  or  otherwise  communicate  any of the provisions of this Precedent Agreement to any person without first obtaining the express  written  consent  of  the  other  Party,  which  consent  shall  not be unreasonably  withheld;  provided,  however,  that  such  consent  shall  not be required to the extent  that  either  Party  determines  in its sole  reasonable judgment that any such disclosure is expressly  contemplated or required by law, regulation, an entity providing financing or order of any governmental authority of competent jurisdiction, including but not limited to the SEC and the FERC.

Accepted and Agreed to as of the date hereof:

Kinder Morgan Interstate Gas Transmission LLC

Signature:  /s/ Randy M. Holstlaw

Printed Name:  Randy M. Holstlaw

Title:    Vice President, Commercial Operation

NEDAK ETHANOL LLC ("SHIPPER")

Signature:  /s/ Jerome Fagerland

Printed Name:  Jerome Fagerland

Title:  President - General Manager

The above company  representative  is a duly authorized agent of the company and has the authority to bind the company.

                                   APPENDIX A

                                       TO
                               PRECEDENT AGREEMENT
              BETWEEN KINDER MORGAN INTERSTATE GAS TRANSMISSION LLC
                                       AND
                          NEDAK ETHANOL LLC ("SHIPPER')
                            DATED September __, 2007

     In  accordance  with the Precedent  Agreement,  Shipper makes the following elections for service. The commencement date of the Firm Transportation  Service
Agreement shall be the date on which the Capacity Expansion Project,  as defined in the Precedent Agreement,  is in service.  Final determination of the Capacity
Expansion  Project size will be based upon the total requests  received that are economically acceptable:

Firm Transportation Service

------ ------------ ---------------- ---------- ---------------- ----------------- ----------------- ---------
         Primary        Primary         MDQ                           Facility           Total         Term
         Receipt    Delivery Point     (Dth/d)                     Reimbursement      Reservation     (Years)
         Point *          **                     East Rate Zone      Charge for         Rate and
                                                  - North/PXP         Capacity          Facility
                                                     Area            Expansion       Reimbursement
                                                  Reservation         Project            Charge
                                                    Rate ***
------ ------------ ---------------- ---------- ---------------- ----------------- ----------------- ---------
1.     Trailblazer-   KMIGT/KMIGT       1,000        Fixed          $23.1167/Dth/mo  $25.6619/Dth/mo     10
         Adams        NEDAK            Dth/Day     Negotiated                                           years
        (PIN 7857)    Ethanol Plant               Reservation
                      (PIN 42543)                   Rate of
                                                 $2.5452/Dth/mo
------ ------------ ---------------- ---------- ---------------- ----------------- ----------------- ---------
                       TOTAL MDQ       1,000
                                      Dth/Day
------ ------------ ---------------- ---------- ---------------- ----------------- ----------------- ---------

     •    *Call  your  KMIGT  Account   Director  as  to  the   availability  of
          alternative receipt points.

     •    ** Call your KMIGT Account Director for existing or new delivery point pins required on KMIGT mainline system near plant location

                             APPENDIX A (Continued)

     •    *** Fixed Negotiated  Reservation Rate shall be stated as $ per Dth of
          MDQ or MDCQ per  month.  Upon  expiration  of the ten year  term,  the reservation  rate for any extended service under the FTSA shall be the applicable  maximum  reservation  rate  under  Transporter's  FERC Gas
          Tariff,  as may be revised from time to time,  unless otherwise agreed in writing between KMIGT and Shipper.

Agreed to by:

Shipper Signature:
                  ---------------------------------

Name (Please print):
                    -------------------------------

Title:
      ---------------------------------------------

                                   APPENDIX B
                                       TO
                               PRECEDENT AGREEMENT
              BETWEEN KINDER MORGAN INTERSTATE GAS TRANSMISSION LLC
                                       AND
                          NEDAK ETHANOL LLC ("SHIPPER")
                          DATED SEPTEMBER _______, 2007

                                                             Contract No. ______

                      FIRM TRANSPORTATION SERVICE AGREEMENT
                        (APPLICABLE TO RATE SCHEDULE FT)

     This  Agreement  ("Agreement"),  is made and entered into by Kinder  Morgan
Interstate  Gas  Transmission   LLC,  a  Colorado  limited   liability   company
("Transporter") and by the Party(s) named in Article XIII ("Shipper").

     In consideration of the premises and of the mutual  covenants,  the parties do agree as follows:

                                    ARTICLE I
                               SCOPE OF AGREEMENT

     Subject  to  the  terms,   conditions   and   limitations   hereof  and  of
Transporter's  Rate Schedule FT,  Transporter agrees to receive from, or for the account of, Shipper for transportation on a firm basis quantities of natural gas tendered  by  Shipper  on any  day at the  Primary  Receipt  Point(s)  up to the
applicable Maximum Daily Receipt Quantity for such Receipt Point.  Shipper shall not tender at all Primary Receipt Points on any day without the prior consent of
Transporter, a cumulative quantity of natural gas in excess of the Maximum Daily
Transportation Quantity set forth in Article XIII.

     Transporter  agrees to  transport  and  deliver  to, or for the account of,
Shipper at the Delivery  Point(s) the nominated gas received from Shipper at the
Receipt Point(s), less the Fuel Reimbursement Quantity and other deductions, and
Shipper  agrees to accept or cause  acceptance of delivery of these  quantities;
provided,  however,  that  Transporter  shall not be obligated to deliver at any
Delivery  Point on any day a quantity of natural gas in excess of the applicable
Maximum Daily Delivery Quantity.

                                   ARTICLE II
                                TERM OF AGREEMENT

     This  Agreement  shall become  effective as of the date set forth below and shall  remain in full  force and  effect  in  accordance  with the terms of this
Service  Agreement.  This Agreement may be extended for another  primary term if agreed to by both parties in accordance with the provisions in the General Terms and Conditions on the Right of First Refusal Process.

                                   ARTICLE III
                                  RATE SCHEDULE

     Shipper  shall  pay  Transporter  for  all  services  rendered  and for the availability of such service at rates filed under Transporter's FT Rate Schedule as shown on Sheet No. 4-A of Second  Revised  Volume No. 1-A and as the same may be hereafter  revised or changed.  Unless otherwise agreed to in writing between
Transporter  and  Shipper,  the rates to be charged  Shipper for  transportation shall not be more than the maximum  rate under Rate  Schedule  FT, nor less than the minimum rate under Rate Schedule FT.

     This  Agreement  and all terms and  provisions  contained  or  incorporated herein are subject to the provisions of Transporter's  applicable Rate Schedules and of  Transporter's  General  Terms and  Conditions  on file with the  Federal
Energy  Regulatory  Commission,  or other duly  constituted  authorities  having jurisdiction,  and as the same may be legally amended or superseded,  which Rate
Schedules and General Terms and  Conditions  are by this  reference  made a part hereof.

     Shipper agrees that  Transporter  shall have the  unilateral  right to file with the appropriate regulatory authority and make changes effective in: (a) the rates and charges  applicable to service pursuant to Transporter's Rate Schedule
FT, (b)  Transporter's  Rate Schedule FT, pursuant to which service is rendered, or (c) any  provision of the General  Terms and  Conditions  applicable  to Rate
Schedule FT.

                                   ARTICLE IV
                            PRIMARY RECEIPT POINT(S)

     Natural gas to be received by Transporter  for the account of Shipper shall be delivered by Shipper and  received by  Transporter  on the outlet side of the measuring  station(s)  at or near the  Primary  Receipt  Point(s)  specified  in
Appendix A, with the Maximum  Daily  Receipt  Quantity and the facility  number, maximum receipt pressure, and provisions for incremental facilities as set forth in Appendix A. If multiple  primary  delivery  point rate zones are specified in
Appendix B the primary  receipt  point(s)  and  quantities  must be allocated by primary delivery point rate zone in Appendix A.

                                    ARTICLE V
                             PRIMARY DELIVERY POINTS

     Natural gas to be delivered by Transporter for the account of Shipper shall be  delivered by  Transporter  and received by Shipper on the outlet side of the measuring  station(s)  at or near the Primary  Delivery  Point(s)  specified  in
Appendix B, with the Maximum Daily  Delivery  Quantity and the facility  number, maximum delivery pressure,  and provisions for incremental  facilities indicated
for each such Delivery Point as set forth in Appendix B.

                                   ARTICLE VI
                                     QUALITY

     All natural gas tendered to Transporter for  transportation for the account of Shipper at the Receipt  Point(s) shall conform to the quality  specifications set forth in Section 4 of the General Terms and Conditions of Transporter's FERC
Gas

Tariff, as revised from time to time unless otherwise agreed to. Transporter may refuse to take delivery of any gas for  transportation  which does not meet such quality specifications.

                                   ARTICLE VII
                                 INTERPRETATION

     The  interpretation and performance of the Agreement shall be in accordance with the laws of the State of Colorado.

     This Agreement, and all its rates, terms and conditions, shall at all times be subject to  modification  by order of the FERC upon  notice and hearing and a finding of good cause  therefor.  In the event that any party to this  Agreement requests  the FERC to take any action  which could cause a  modification  in the conditions of this  Agreement,  that party shall provide  written  notice to the other parties at the time of filing the request with the FERC.

                                  ARTICLE VIII
                           AGREEMENTS BEING SUPERSEDED

     When this Agreement  becomes  effective,  it shall supersede and cancel any other firm agreements between the parties for the same service.

                                   ARTICLE IX
                                 CERTIFICATIONS

     By executing  this  Agreement,  Shipper  certifies  that: (1) Shipper has a valid right to deliver the gas to be  transported  by  Transporter;  (2) Shipper has, or will have, entered into all arrangements  necessary for the commencement of deliveries to Transporter;  and (3) Shipper has a transportation  contract(s)
or will  enter  into a  transportation  contract(s)  with the  party  ultimately receiving the gas, prior to the commencement of service.

                                    ARTICLE X
                                    ADDRESSES

     Except as  otherwise  provided  or as  provided  in the  General  Terms and
Conditions  of  Transporter's  FERC Gas  Tariff,  any notice,  request,  demand, statement,  bill or payment provided for in this Agreement,  or any notice which any party may  desire to give to the  other,  shall be in  writing  and shall be considered as duly delivered when mailed by  registered,  certified,  or regular mail to the post office address of the parties as follows:

     (a)  Transporter:

     Mailing Address:                            Street Address:
     Kinder Morgan Interstate Gas                Kinder Morgan Interstate
     Transmission LLC                            Gas Transmission LLC
     P.O. Box 281304                             370 Van Gordon
     Lakewood, Colorado  80228-8304              Lakewood, Colorado  80228
     Telephone: (303) 989-1740
     Telecopy:  (303) 763-3515

     Scheduling:                                 Payment Address:
     Transportation and Storage Services         Kinder Morgan Interstate Gas
     Telephone:  (713) 369-9329                  Transmission LLC
     Telecopy:    (713) 369-9325

                                                 Dept. 3040
                                                 P O Box 201607
                                                 Dallas, Texas 75320-1607

                                                 Wires:
                                                 KMIGT-TB

                                                 Wells Fargo Bank
                                                 ABA No. 121 000 248
                                                 Account No. 412 112 9266

     (b) Shipper: As shown in Article XIII or such other address as either party shall designate by formal written notice.

                                   ARTICLE XI
                             SUCCESSORS AND ASSIGNS

     This  Agreement  shall be  binding  upon and  inure to the  benefit  of any successor(s),  substantially as an entirety, to either Transporter or Shipper by merger,  consolidation or acquisition.  Either Transporter or Shipper may assign or pledge this  Agreement  and all rights and  obligations  hereunder  under the provisions of any mortgage,  deed of trust,  indenture or other instrument which it  has  executed  or  may  execute  hereafter  as  security  for  indebtedness;
otherwise, except as provided in Section 23 of the General Terms and Conditions, neither  Transporter  nor  Shipper  shall  assign this  Agreement  or its rights hereunder.

                                   ARTICLE XII
                                CAPACITY RELEASE

     Shipper may release its  capacity  under this Firm  Transportation  Service
Agreement,  up to Shipper's  Maximum  Daily  Transportation  Quantity or Maximum
Contract  Quantity,  in  accordance  with the General  Terms and  Conditions  of
Transporter's FERC Gas Tariff.

                                  ARTICLE XIII
                              SPECIFIC INFORMATION

     Firm Transportation  Service Agreement between KINDER MORGAN INTERSTATE GAS
TRANSMISSION LLC ("Transporter") and NEDAK ETHANOL LLC ("Shipper").

Contract Number:                   _____________
Contract Date:                     _____________
Term:                              _____________
Termination Notice:                _____________

Shipper Address:
                                   ________________________

                                   ________________________

                                   ________________________

Telephone:                         _____________
Telecopy:                          _____________

Maximum Daily
Transportation Quantity:           1,000 MMBtu per day.

Rate: The rate charged will be the maximum  transportation rate unless otherwise agreed to in writing.

Fuel  Reimbursement:  As stated on Tariff Sheet No. 4-D, unless otherwise agreed to in writing.

     IN WITNESS WHEREOF,  the parties have caused this Agreement to be signed by their duly authorized representative.

KINDER MORGAN INTERSTATE GAS
TRANSMISSION LLC                       NEDAK ETHANOL LLC
"Transporter"                          "Shipper"

By:                                    By:
   ---------------------------------      ---------------------------------

Title:                                 Title:
      ------------------------------         ------------------------------

                                   APPENDIX A
                                RECEIPT POINT(S)

     To  the  Firm  Transportation   Service  Agreement  between  KINDER  MORGAN
INTERSTATE  GAS   TRANSMISSION  LLC   ("Transporter")   and  NEDAK  ETHANOL  LLC
("Shipper").

Contract Number:                                 Dated:
                ----------------------------           -------------------------
                                                 Effective Date:  ____, 2007

                                                                           Provision
                                           Maximum                         for
Primary                                    Receipt       Maximum Daily     Incremental
Receipt Point(s)           Facility No.    Pressure      Receipt Quantity  Facility
-------------------        -----------     --------      ----------------  -----------

PIN  7858 TRAILBLAZER ADAMS                                    1,034 DTH/DAY

This Appendix A supersedes  and cancels any previously  effective  Appendix A to the referenced Firm Transportation Service Agreement.

KINDER MORGAN INTERSTATE GAS
TRANSMISSION LLC "Transporter"         NEDAK ETHANOL LLC "Shipper"

By:                                    By:
   ---------------------------------      ---------------------------------

Title:                                 Title:
      ------------------------------         ------------------------------

                                   APPENDIX B
                                DELIVERY POINT(S)

     To  the  Firm  Transportation   Service  Agreement  between  KINDER  MORGAN
INTERSTATE  GAS   TRANSMISSION  LLC   ("Transporter")   and  NEDAK  ETHANOL  LLC
("Shipper").

Contract Number:                                 Dated:
                ----------------------------           -------------------------
                                                 Effective Date:  ____, 2007

                                                                           Provision
                                           Maximum                         for
Primary                                    Receipt       Maximum Daily     Incremental
Receipt Point(s)           Facility No.    Pressure      Receipt Quantity  Facility
-------------------        -----------     --------      ----------------  -----------

PIN    42543 KMIGT/KMIGT NEDAK ETHANOL PLANT                    1,000 DTH/DAY

This Appendix B supersedes  and cancels any previously  effective  Appendix B to the referenced Firm Transportation Service Agreement.

KINDER MORGAN INTERSTATE GAS
 TRANSMISSION                          NEDAK ETHANOL LLC
("Transporter")                        ("Shipper")

By:                                    By:
   ---------------------------------      ---------------------------------

Title:                                 Title:
      ------------------------------         ------------------------------

                                   APPENDIX C
                   PRIMARY TRANSPORTATION PATH SEGMENT MDTQ's
         (Applicable to New, Renewed or Amended Transportation Segments)

     An MDTQ exists for each primary  transportation  path segment and direction within the primary  path under this  Agreement.  Such MDTQ is the maximum  daily transportation  quantity of gas which Transporter is obligated to transport on a firm basis along a primary transportation path segment.

     A schedule  showing these  primary  transportation  path segment  MDTQ's is attached.

     This Appendix C supersedes and cancels any previously  effective Appendix C to this Firm Transportation Service Agreement.

     KINDER MORGAN INTERSTATE
     GAS TRANSMISSION LLC
     ("Transporter")

     By: _____________________________

     Title:___________________________

     NEDAK ETHANOL LLC
     ("Shipper")

     By: ______________________________

     Title: ___________________________

                                                    Flow Direction
                                 Upstream           (F)orward Haul
     Segment #                   Segment            or (B)ack Haul         MDTQ

                                   APPENDIX C
                                       TO
                               PRECEDENT AGREEMENT
              BETWEEN KINDER MORGAN INTERSTATE GAS TRANSMISSION LLC
                                       AND
                          NEDAK ETHANOL LLC ("SHIPPER')
                            DATED SEPTEMBER __, 2007

                               CREDIT REQUIREMENTS

Shipper  will  be  deemed  creditworthy  if (i)  its  long-term  unsecured  debt securities  are rated at least BBB- by Standard and Poor's  Corporation  ("S&P")
and at least Baa3 by Moody's  Investor  Service  ("Moody's"),  in each case with stable  outlook;  and (ii) the sum of  reservation  fees,  commodity  fees,  all
Facility  Reimbursement  Charge  obligations,  and any other associated fees and charges for thirty-six months is less than 15% of Shipper's  tangible net worth.
For the purposes of this  Appendix C, the term  "tangible  net worth" shall mean for a corporation the sum of the capital stock, paid-in capital in excess of par or stated value, and other free and clear equity reserve accounts less goodwill, patents,  unamortized  loan costs or  restructuring  costs, and other intangible assets. Only actual tangible assets are included in Transporter's  assessment of creditworthiness.  In  comparing  the overall  value of a Shipper's  contract to tangible net worth for credit evaluation purposes,  Transporter will compare the net  present  value of demand  or  reservation  charge  obligations  under  such contracts,  and all  Facility  Reimbursement  Charge  obligations,  to Shipper's current  tangible net worth. If a Shipper has multiple  service  agreements with
Transporter,  then the total  potential  fees and  charges  of all such  service agreements shall be considered in determining creditworthiness.

If Shipper does not meet the criteria  described above, then Shipper may request that Transporter evaluate its  creditworthiness  based upon the level of service requested  relative  to the  Shipper's  current  and future  ability to meet its obligations.  Such credit appraisal shall be based upon Transporter's evaluation of the following information and credit criteria:

     a.   S&P and  Moody's  opinions,  watch  alerts,  and  rating  actions  and reports,  rating, opinions and other actions by Dun and Bradstreet and other credit  reporting  agencies will be  considered  in  determining creditworthiness.

     b.   Consistent financial statement analysis will be applied by Transporter to  determine  the  acceptability  of  Shipper's  current  and  future financial strength.  Shipper's balance sheets,  income statements cash flow  statements  and auditor's  notes will be analyzed along with key
          ratios  and  trends  regarding  liquidity,   asset  management,   debt
          management,  debt coverage, capital structure,  operational efficiency and profitability.

     c.   Shipper must not be operating under any chapter of the bankruptcy laws and must not be subject to liquidation  or debt  reduction  procedures under  state  laws and there  must not be  pending  any  petition  for involuntary bankruptcy.  An exception may be made for a Shipper who is a  debtor-in-possession  operating  under  Chapter  XI of the  Federal
          Bankruptcy Act if Transporter is assured that the service billing will be paid promptly as a cost of administration under the federal court's jurisdiction,  based on a court order in effect, and if the Shipper is continuing and continues in the future to make payment.

     d.   Whether  Shipper is subject to any lawsuits or  judgments  outstanding which could materially impact its ability to remain solvent.

     e.   The nature of the  Shipper's  business and the effect on that business of general economic conditions and economic conditions specific to it, including  Shipper's  ability  to recover  the costs of  Transporter's services through filings with regulatory agencies or otherwise to pass on such costs to its customers.

     f.   Any other information,  including any information provided by Shipper, that is relevant to Shipper's  current and future  financial  strength and  Shipper's  ability  to make  full  payment  over  the term of the contract.